Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Amy Shah 610-893-9555 Office amy.shah@te.com	Investor Relations: Keith Kolstrom 610-893-9551 Office keith.kolstrom@te.com

Matt Vergare 610-893-9442 Office matthew.vergare@te.com

TE Connectivity to Present at 2011 Citi Technology Conference

Affirms Fiscal Fourth Quarter Outlook

SCHAFFHAUSEN, Switzerland — September 7, 2011 — TE Connectivity Ltd. (NYSE: TEL) Chief Financial Officer, Terrence Curtin, will be presenting at the 2011 Citi Technology Conference in New York City today, Sept. 7, 2011 at 9:35 a.m. EDT.

During his presentation, Curtin will reaffirm the outlook for the company’s fourth fiscal quarter ending Sept. 30, 2011 and update investors on current quarter order trends. The company’s fourth quarter outlook is for sales of $3.9 to $4.0 billion and adjusted EPS from continuing operations of $0.84 to $0.88.

A live audio webcast and replay of Curtin’s remarks will be available on TE Connectivity’s website: http://investors.te.com. The replay of the audio webcast will be available one hour after the conclusion of the live event on Sept. 7, 2011 and ending at 11:59 p.m. on Oct. 7, 2011.

ABOUT TE CONNECTIVITY

TE Connectivity is a global, $12.1 billion company that designs and manufactures over 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. More information on TE Connectivity can be found at http://www.te.com.

NON-GAAP MEASURE

“Adjusted Earnings Per Share” is a non-GAAP measure and should not be considered a replacement for GAAP results. The company presents diluted earnings per share from continuing operations attributable to TE

Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items and, if applicable, related tax effects (“Adjusted Earnings Per Share” or “Adjusted EPS”). We present Adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that revenue opportunities, cost savings and other anticipated synergies from our acquisition of ADC Telecommunications, Inc. (“ADC”) may not be fully realized or may take longer to realize than expected and the risk that ADC’s operations will not be successfully integrated into ours. More detailed information about these and other factors is set forth in our Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and Quarterly Reports on Form 10-Q for the quarterly periods ended Dec. 24, 2010, Mar. 25, 2011 and June 24, 2011, as well as in our Current Reports on Form 8-K and other reports filed by us with the Securities and Exchange Commission.

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